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                                                                    EXHIBIT 23.1



                             BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant



1582 TULITA DRIVE                                        OFFICE  (702) 361-8414
LAS VEGAS, NEVADA 89123                                  FAX NO. (702) 896-0278



To Whom It May Concern:                                        January 21, 2000


The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of January 21, 2000, on the Financial Statements of Hawksdale Financial Visions, Inc., as of December 31, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,



---------------------------
Barry L. Friedman
Certified Public Accountant